January 24, 2019

Holly Energy Partners Announces 57th Consecutive Quarterly Distribution Increase and 2019 Distribution and Coverage Guidance

Increases quarterly distribution to $0.6675 per unit from $0.6650 per unit

DALLAS--(BUSINESS WIRE) -- The Board of Directors of Holly Energy Partners, L.P. (NYSE:HEP) has declared a cash distribution of $0.6675 per unit for the fourth quarter of 2018, compared to the $0.6500 per unit distribution declared for the fourth quarter of 2017. Holly Energy has increased its distribution to unitholders every quarter since becoming a publicly-traded partnership in July 2004, with today’s distribution marking the 57th consecutive quarterly distribution increase. The distribution will be paid on February 14, 2019 to unitholders of record on February 4, 2019.

In 2019, Holly Energy expects to increase the quarterly distribution by $0.0025 per unit, resulting in an annual distribution growth rate of 2%. HEP expects distribution coverage to average 1.0x for the full year of 2019 with higher coverage ratios in the second half of the year due to contractual tariff escalators.

Holly Energy plans to announce results for its fourth quarter of 2018 on February 19, 2019 before the opening of trading on the NYSE. The Partnership has scheduled a webcast conference on February 19, 2019 at 4:00 p.m. Eastern time to discuss financial results.

The webcast may be accessed at:
https://78449.themediaframe.com/dataconf/productusers/hep/mediaframe/27947/indexl.html

About Holly Energy Partners, L.P.:

Holly Energy Partners, L.P., headquartered in Dallas, Texas, provides petroleum product and crude oil transportation, terminalling, storage and throughput services to the petroleum industry, including HollyFrontier Corporation subsidiaries. Holly Energy, through its subsidiaries and joint ventures, owns and/or operates petroleum product and crude gathering pipelines, tankage and terminals in Texas, New Mexico, Washington, Idaho, Oklahoma, Utah, Nevada, Wyoming and Kansas as well as refinery processing units in Kansas and Utah.

This release is intended to be a qualified notice under Treasury Regulation Section 1.1446-4(b). Please note that one hundred percent (100.0%) of Holly Energy Partner's distributions to foreign investors are attributable to income that is effectively connected with a United States trade or business. Accordingly, Holly Energy Partner's distributions to foreign investors are subject to federal income tax withholding at the highest applicable effective tax rate.

Forward-looking Statement:

The statements in this press release relating to matters that are not historical facts are “forward-looking statements” within the meaning of the federal securities laws. These statements are based on our beliefs and assumptions and those of our general partner using currently available information and expectations as of the date hereof, are not guarantees of future performance and involve certain risks and uncertainties. Although we and our general partner believe that such expectations reflected in such forward-looking statements are reasonable, neither we nor our general partner can give assurance that our expectations will prove to be correct. Therefore, actual outcomes and results could materially differ from what is expressed, implied or forecast in these statements. Any differences could be caused by a number of factors including, but not limited to:

•	risks and uncertainties with respect to the actual quantities of petroleum products and crude oil shipped on our pipelines and/or terminalled, stored and throughput in our terminals;

•	the economic viability of HollyFrontier Corporation, Delek US Holdings, Inc. and our other customers;

•	the demand for refined petroleum products in markets we serve;

•	our ability to purchase and integrate future acquired operations;

•	our ability to complete previously announced or contemplated acquisitions;

•	the availability and cost of additional debt and equity financing;

•	the possibility of reductions in production or shutdowns at refineries utilizing our pipeline and terminal facilities;

•	the effects of current and future government regulations and policies;

•	our operational efficiency in carrying out routine operations and capital construction projects;

•	the possibility of terrorist or cyber attacks and the consequences of any such attacks;

•	general economic conditions; and

•	other financial, operations and legal risks and uncertainties detailed from time to time in our Securities and Exchange Commission filings.
The forward-looking statements speak only as of the date made and, other than as required by law, we undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Holly Energy Partners, L.P.
Craig Biery, 214-954-6511
Director, Investor Relations
or
Jared Harding, 214-954-6511
Investor Relations